UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: December 22, 2006
                        (Date of earliest event reported)

                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



             Nevada                      0-17371              90-0196936
  (State or other jurisdiction         (Commission         (I.R.S. Employer
of incorporation or organization)      File Number)      Identification Number)



                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
             (Address of principal executive offices, including zip
                                      code)

                                 (405) 488-1304
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Purchase Agreement

     On December 22, 2006, Quest Midstream Partners, L.P., a Delaware limited partnership that we recently formed to own and operate our natural gas gathering pipeline system ("Quest Midstream"), sold 4,864,866 common units, representing an approximate 48.64% interest in Quest Midstream, for $18.50 per common unit, or approximately $90 million, pursuant to a purchase agreement dated December 22, 2006, to a group of institutional investors led by Alerian Capital Management, LLC, and co-led by Swank Capital, LLC. The investors consisted of Alerian Opportunity Partners IV, LP ("Alerian"), Swank MLP Convergence Fund, LP ("Swank MLP Fund"), Swank Investment Partners, LP ("SIP"), The Cushing MLP Opportunity Fund I, LP ("Cushing MLP Fund"), The Cushing GP Strategies Fund, LP ("Cushing GP Fund", together with Swank MLP Fund, SIP and Cushing MLP Fund, "Swank"), Tortoise Capital Resources Corporation ("Tortoise"), Huizenga Opportunity Partners, LP ("Huizenga") and HCM Energy Holdings, LLC("HCM" and together with Alerian, Swank, Tortoise and Huizenga, collectively, the "Investors"). In addition, investors that purchased more than $25 million of limited partner interests in Quest Midstream (that is, Alerian and Swank) were able to purchase an aggregate 15% of the member interests of Quest Midstream GP, LLC, Quest Midstream's general partner (the "GP") for a nominal amount of $150. The GP owns 200,000 general partner units and all of the incentive distribution rights in Quest Midstream and we own 35,134 class A subordinated units and 4,900,000 class B subordinated units. Since we continue to own a majority of the partner interests in Quest Midstream and 85% of the member interests in the GP, the financial statements of Quest Midstream will be consolidated with our financial statements.

     As part of the transactions described in this Form 8-K, we contributed all of the member interests in Bluestem Pipeline, LLC ("Bluestem"), which owns our natural gas gathering pipeline system, to Quest Midstream. As a result, Bluestem is now a wholly-owned subsidiary of Quest Midstream.

     The proceeds of the offering were used as follows: (i) $40 million was used to repay the outstanding indebtedness under our revolving credit facility, (ii) approximately $5.2 million was used to repay trade payables incurred in connection with the construction and operation of Bluestem's natural gas gathering pipeline network, (iii) approximately $8.0 million was used to pay fees and expenses related to the transactions described in this Form 8-K, and
(iv) the remaining funds of approximately $36.8 million will be distributed to us and used for future development and acquisition activities in the Cherokee Basin. Of this amount, $15 million will initially be retained by Quest Midstream as temporary working capital until the partnership obtains its own working capital facility, at which time the $15 million will be distributed to us.

     The purchase agreement contains representations and warranties and indemnification provisions that we believe are customary for transactions of this nature. The offering was conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated under the Securities Act. This summary of the purchase agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the purchase agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Contribution, Conveyance and Assumption Agreement.

     In preparation for the transactions described in this Form 8-K, on December 22, 2006, we, Quest Midstream, the GP, Bluestem and several of our other subsidiaries entered into a contribution, conveyance and assumption agreement. Among other things, the contribution agreement provided for (i) the contribution by our subsidiary, Quest Cherokee, LLC ("Quest Cherokee"), of its midstream meters and flow lines to Bluestem and (ii) the distribution by Bluestem of the salt water disposal lines related to our Cherokee Basin operations to Quest Cherokee. The contribution agreement also provided for (i) the distribution by Quest Cherokee of all of its member interests in Bluestem pro rata to certain of our subsidiaries, who then distributed such interests to us, so that Bluestem became a direct, wholly-owned subsidiary of us; (ii) the contribution of the member interests in Bluestem to Quest Midstream;

(iii) the assumption of certain bank debt and trade payables by Bluestem; and
(iv) the distribution of cash by Quest Midstream to us. These transfers and distributions were made in a series of steps outlined in the contribution agreement.

     This summary of the contribution agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the contribution agreement, a copy of which is attached hereto as
Exhibit 10.5 and incorporated herein by reference

Investors' Rights Agreement

     In connection with the purchase agreement, we, Quest Midstream and the GP entered into an investors' rights agreement dated as of December 22, 2006 with the Investors. Pursuant to the terms of the investors' rights agreement, Alerian and Swank each received a separate and independent right to designate one natural person to serve as a member of the GP's board of directors. We have the right to designate the remaining four members of the board of directors of the GP (two of whom must be independent directors). Swank's right to designate a member of the board of directors terminates upon the completion by Quest Midstream of an initial public offering. In addition, the right to designate a member of the GP's board of directors terminates as to Alerian or Swank if it ceases to own at least 5% of Quest Midstream's common units (on a fully diluted basis) that are not held by us and our affiliates.

     Subject to certain exceptions set forth in the investors' rights agreement, if Quest Midstream has not completed an initial public offering by December 22, 2008, then until such time as an initial public offering is completed by Quest Midstream, the Investors, acting by majority vote, may require the GP to effect a sale of either all of Quest Midstream's assets or partner interests. If the Investors make such an election, the GP will have the right to offer to purchase all of the Investors' interests in Quest Midstream. If the GP's offer is not accepted, the GP will be obligated to undertake to solicit offers for all of the assets or partner interests of Quest Midstream as promptly as commercially reasonable with a view to maximizing the aggregate consideration to be received for such sale. The offers must meet certain minimum requirements that are contained in the investors' rights agreement. If a qualifying offer is accepted by a majority of the Investors, we and the other Investors will be required to participate in the sale. Subject to certain limitations, the GP will have a right of first refusal to match any offer accepted by a majority of the Investors.

     If a change of control of us occurs, a majority of Investors will have the right to cause the GP to effect a sale of Quest Midstream following the same procedures described above, if an initial public offering for Quest Midstream is not completed within half of the number of days remaining between the change of control date and December 22, 2008.

     In connection with any such sale of the assets or partner interests of Quest Midstream, the Investors will be entitled to a return of their initial investment (plus a 10% premium) and any unpaid distributions before any funds will be distributed to us on account of our general partner and subordinated units. If the sale is not completed within 180 days after the Investors' advise the GP that they desire to exercise their right to require a sale of Quest Midstream, the premium will increase by 750 basis points each quarter, until it reaches a maximum of 40%.

     Subject to certain exceptions, any issuances of additional partner interests by Quest Midstream for less than 115% of the price at which the common units were issued to the Investors will require the consent of the representatives of Swank and Alerian serving on the board of directors of the GP.

     If we and our affiliates desire to dispose of all or substantially all of our collective Quest Midstream partner interests and our collective GP member interests to a non-affiliated third-party, then the Investors will have the right to participate in such transaction. We also have the right to require the Investors to participate in such a transaction if certain conditions are satisfied.

     If we desire to sell a majority of our member interests in the GP, Alerian and Swank will have a right of first refusal to acquire the member interests being transferred.

     Except for Alerian's right to designate a member to serve on the GP's board of directors, the investors' rights agreement terminates upon the completion of an initial public offering of Quest Midstream that results in the common units of Quest Midstream being listed on the Nasdaq Global Market or the New York Stock Exchange.

     This summary of the investors' rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the investors' rights agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Omnibus Agreement

     In connection with the transactions contemplated by the purchase agreement, we, Quest Midstream, the GP and Bluestem entered into an omnibus agreement dated as of December 22, 2006. The omnibus agreement governs (i) the obligations of us and our affiliates to refrain from engaging in certain business opportunities that compete with Quest Midstream, (ii) our obligations to indemnify Quest Midstream, the GP and Bluestem against certain environmental and other liabilities that occurred or existed prior to the closing date, (iii) the obligation of Quest Midstream to reimburse us for certain insurance, operating and general and administrative expenses incurred on behalf of Quest Midstream (subject to certain limitations), (iv) a right of first offer allowing Quest Midstream to acquire certain of our assets in the event of a sale or transfer of such assets, and (v) an option allowing Quest Midstream to provide midstream services for any acreage located outside the Cherokee Basin that we or any of our affiliates may acquire in the future.

     This summary of the omnibus agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the omnibus agreement, a copy of which is attached hereto as
Exhibit 10.3 and incorporated herein by reference.

Registration Rights Agreement

     Quest Midstream also entered into a registration rights agreement with the Investors on December 22, 2006. Under the registration rights agreement, Quest Midstream granted the Investors certain piggyback registration rights and certain rights to require Quest Midstream to file and maintain a shelf registration statement for the resale of the common units by the Investors. Under the registration rights agreement, at any time on or after the date that is 270 days after December 22, 2006, the Investors (by action of the Investors holding a majority of the common units subject to registration or action of certain of the Investors) may require Quest Midstream to (a) file the shelf registration statement as soon as reasonably practicable, but in any event within 90 days, after notice to Quest Midstream, subject to certain changes in timing if Quest Midstream is then working toward the filing of a registration statement for an initial public offering, (b) use its commercially reasonable efforts to cause the shelf registration statement to be declared effective within 210 days after the initial filing of the shelf registration statement and
(c) maintain effectiveness of the shelf registration statement with respect to each common unit included in the shelf registration statement, subject to certain suspension and blackout periods, until (i) the common unit is sold pursuant to a registration statement, (ii) the common unit is distributed to the public pursuant to Rule 144 or is eligible for sale without registration pursuant to Rule 144(k), in the opinion of counsel to Quest Midstream, or (iii) the common unit is sold to Quest Midstream or to the registrant or any subsidiary of the registrant.

     Under the registration rights agreement, Quest Midstream is required to pay liquidated damages if the shelf registration statement is not filed or declared effective within the time periods established in the agreement, if the shelf registration statement is not maintained in accordance with the agreement and with respect to any common units required to be included in the shelf registration statement that are not included. The liquidated damages amount payable is $0.175 per common unit entitled to liquidated damages for each 90-day period for which liquidated damages are payable, subject to proration for periods of less than 90 days.

     This summary of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the registration rights agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Midstream Services and Gas Dedication Agreement

     We and Bluestem entered into a midstream services and gas dedication agreement on December 22, 2006. Pursuant to the midstream services agreement, Bluestem agreed to gather and provide certain midstream services to us for all natural gas produced from wells in a 15-county area in Kansas and Oklahoma known as the Cherokee Basin that are connected to Bluestem's gathering system. The term of the midstream services agreement is ten years, with two additional five-year periods. Under the midstream services agreement, we will pay Bluestem $0.50 per thousand cubic feet ("mcf") of gas for gathering, dehydration and treating services and $1.10 per mcf of gas for compression services, subject to annual adjustment based on changes in natural gas prices and the producers price index. Such fees are subject to renegotiation in connection with each renewal term.

     Bluestem has the option to connect all of the natural gas wells that we develop in the Cherokee Basin to its gathering system. In addition, Bluestem is required to connect to its gathering system, at its expense, any new natural gas well(s) that we complete in the Cherokee Basin if Bluestem would earn a specified internal rate of return from those wells. We also committed to drill a total of 750 new wells in the Cherokee Basin by December 22, 2008.

     This summary of the midstream services agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the midstream services agreement, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

First Amended and Restated Agreement of Limited Partnership of Quest Midstream Partners, L.P.

     In connection with the closing of the purchase agreement, we and the GP entered into the first amended and restated agreement of limited partnership of Quest Midstream Partners, L.P., which sets forth our rights and obligations with respect to Quest Midstream.

     Under the partnership agreement, during the subordination period, the common units in Quest Midstream have the right to receive quarterly distributions of available cash from operating surplus (each as defined in the partnership agreement) in an amount equal to the minimum quarterly distribution of $0.425 per common unit plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. No arrearages will be paid on the subordinated units during the subordination period.

     The class A subordinated units will automatically convert on a one-for-one basis to common units upon the completion by Quest Midstream of an initial public offering. Generally, the subordination period for the class B subordinated units will extend until the first day of any quarter beginning after December 22, 2013 or, if an initial public offering by Quest Midstream has occurred, the fifth anniversary of the closing of the initial public offering that certain financial tests are met. Generally, upon expiration of the subordination period for the class B subordinated units, each outstanding class B subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash.

     If the tests for ending the subordination period are satisfied for any three consecutive four-quarter periods ending on or after the last day of the quarter containing the third anniversary of the initial public offering of Quest Midstream, 25% of the subordinated units will convert into an equal number of common units. Similarly, if those tests are also satisfied for any three consecutive four-quarter periods ending on or after the last day of the quarter containing the fourth anniversary of the initial public offering of Quest Midstream, an additional 25% of the subordinated units will convert into an equal number of common units. The second early conversion of subordinated units may not occur, however, until at least one year following the end of the period for the first early conversion of subordinated units.

     The partnership agreement sets forth the levels of distributions to be made to each of the common unit holders and the GP of available cash from operating surplus for any quarter during and after the subordination period. The partnership agreement provides that the GP initially will be entitled to 2% of all distributions that Quest Midstream makes prior to its liquidation. The GP has the right, but not the obligation, to contribute a proportionate amount of capital to Quest Midstream to maintain its 2% general partner interest if Quest Midstream issues additional units. The GP's 2% interest, and the percentage of Quest Midstream's cash distributions to which it is entitled, will be proportionately reduced if Quest Midstream issues additional units in the future and the GP partner does not contribute a proportionate amount of capital to Quest Midstream in order to maintain its 2% general partner interest.

     The incentive distribution rights in Quest Midstream represent the right to receive an increasing percentage (13%, 23% and 48%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and certain specified target distribution levels have been achieved. The GP partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in the partnership agreement.

     The GP, as the holder of our incentive distribution rights, has the right under the partnership agreement to elect to relinquish the right to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to the GP would be set. Such reset right may be exercised, without approval of the unit holders or the conflicts committee of the GP, at any time when there are no subordinated units outstanding and Quest Midstream has made cash distributions with respect to the incentive distribution rights at the highest level for each of the prior four consecutive fiscal quarters.

     In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by the GP of incentive distribution payments, the GP will be entitled to receive a number of newly issued class C units based on a formula that takes into account the "cash parity" value of the average cash distributions related to the incentive distribution rights received by the GP for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period.

     Following a reset election by the GP, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the "reset minimum quarterly distribution") and the target distribution levels will be reset to be correspondingly higher such that Quest Midstream would distribute all of its available cash from operating surplus for each quarter as set forth in the partnership agreement.

     The GP may not be removed except with the vote of two-thirds of all of the outstanding units (including those owned by us and our affiliates).

     This summary of the Quest Midstream partnership agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the Quest Midstream partnership agreement, a copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Amended and Restated Limited Liability Company Agreement of Quest Midstream GP, LLC

     In connection with the closing of the purchase agreement, we, Alerian and Swank entered into the amended and restated limited liability company agreement of the GP, which sets forth our rights and obligations with respect to the GP.

     The GP limited liability company agreement requires all available cash (as defined in the agreement) to be distributed each quarter pro rata among the members in proportion to their member interests. Subject to certain exceptions, if the GP issues additional member interests, each member has a pre-emptive right to acquire additional member interests in order to maintain its percentage ownership in the GP.

     If a member desires to transfer its member interests in the GP, the GP and then us (in that order) have a right of first refusal to acquire the member interests being transferred.

     If we desire to transfer more than 50% of the member interests, then we have the option to require Alerian and Swank to participate in the sale on the same terms (the drag-along right). If we do not exercise our drag-along right, then Alerian and Swank have the right to elect to participate in the transfer on the same terms and conditions (the tag-along right). These rights are in addition to those described above with respect to the investors' rights agreement.

     This summary of the GP limited liability company agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the GP limited liability company agreement, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Amendment to Credit Facilities

     In addition, on December 22, 2006, we entered into amendments to each of the following credit agreements in order to permit the transactions described in this Form 8-K:

o $100 million Amended and Restated Senior Credit Agreement dated as of February 7, 2006 by and among Quest Cherokee, LLC and Quest Resource Corporation, the financial institutions from time to time parties thereto and Guggenheim Corporate Funding, LLC, as administrative agent (the "Senior Credit Agreement");

o $100 million Amended and Restated Second Lien Term Loan Agreement dated as of June 9, 2006 by and among Quest Cherokee, LLC and Quest Resource Corporation, the financial institutions from time to time parties thereto and Guggenheim Corporate Funding, LLC, as administrative agent (the "Second Lien Term Loan"); and

o $75 million Third Lien Term Loan Agreement dated as of June 9, 2006 by and among Quest Cherokee, LLC and Quest Resource Corporation, the financial institutions from time to time parties thereto and Guggenheim Corporate Funding, LLC, as administrative agent (the "Third Lien Term Loan").

     Among other things, the amendments permitted us to transfer the member interests in Bluestem to Quest Midstream, released the security interests of the lenders in the member interests and assets of Bluestem and resulted in the pledge of our class A and class B subordinated partner interests in Quest Midstream and our 85% member interest in the GP as collateral for these credit facilities.

     In addition, the prepayment premiums for the Second Lien Term Loan and Third Lien Term Loan were amended as follows:

     For the Second Lien Term Loan, optional prepayments may be made at the prices (expressed as percentages of the outstanding principal amount) set forth below, if prepaid during each successive 12-month period beginning on November 15 of each year indicated below:

                        Year                    Prepayment Price
           ------------------------------   ------------------------

                        2006                 103.500%

                        2007                 102.250%

                        2008                 101.125%

                      2009 and thereafter    100.000%

     For the Third Lien Term Loan, optional prepayments may not be made on the Third Lien Term Loan prior to June 10, 2007. Thereafter, optional prepayments may be made at the prices (expressed as percentages of the outstanding principal amount) set forth below, if prepaid during each successive 12-month period beginning on June 10 of each year indicated below:

                        Year                    Prepayment Price
           ------------------------------   ------------------------

                        2007                 102.500%

                        2008                 101.250%

                        2009                 100.500%

                      2010 and thereafter    100.000%

     This summary of the amendments to our credit facilities does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all of the provisions of the amendments, copies of which are attached hereto as Exhibits 10.9, 10.10 and 10.11 and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

     In connection with the amendment to the Third Lien Term Loan Agreement, on December 22, 2006, we issued 82,500 shares of our common stock to the lenders under the Third Lien Term Loan Agreement as a portion of the fees owed to such lenders in connection with the amendment. The shares were issued pursuant to Rule 506 or Regulation D under the Securities Act of 1933. In connection with the issuance of these shares, we agreed to file a re-sale shelf registration statement on Form S-3 with respect to these shares as soon as practicable, but in no event later than January 19, 2006.


Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1 Purchase Agreement dated as of December 22, 2006, by and among Quest Midstream Partners, L.P., Quest Midstream GP, LLC, Quest Resource Corporation, Alerian Opportunity Partners IV, LP, Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing GP Strategies Fund, LP, Tortoise Capital Resources Corporation, Huizenga Opportunity Partners, LP and HCM Energy Holdings, LLC.

Exhibit 10.2 Investors' Rights Agreement dated as of December 22, 2006, by and among Quest Midstream Partners, L.P., Quest Midstream GP, LLC, Quest Resource Corporation, Alerian Opportunity Partners IV, LP, Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing GP Strategies Fund, LP, Tortoise Capital Resources Corporation, Huizenga Opportunity Partners, LP and HCM Energy Holdings, LLC.

Exhibit 10.3 Omnibus Agreement dated as of December 22, 2006, by and among Quest Resource Corporation, Quest Midstream GP, LLC, Bluestem Pipeline, LLC and Quest Midstream Partners, L.P.

Exhibit 10.4 Registration Rights Agreement dated as of December 22, 2006, by and among Quest Midstream Partners, L.P., Alerian Opportunity Partners IV, LP, Swank MLP Convergence Fund, LP, Swank Investment Partners, LP, The Cushing MLP Opportunity Fund I, LP, The Cushing GP Strategies Fund, LP, Tortoise Capital Resources Corporation, Huizenga Opportunity Partners, LP and HCM Energy Holdings, LLC.

Exhibit 10.5 Contribution, Conveyance and Assumption Agreement by and among Quest Midstream Partners, L.P., Quest Midstream GP, LLC, Quest Resource Corporation, Quest Cherokee, LLC, Bluestem Pipeline, LLC and the other subsidiaries of Quest Resource Corporation designated therein entered into on December 22, 2006, but effective as of December 1, 2006.

Exhibit 10.6 Midstream Services and Gas Dedication Agreement between Bluestem Pipeline, LLC and Quest Resource Corporation entered into on December 22, 2006, but effective as of December 1, 2006.

Exhibit 10.7 First Amended and Restated Agreement of Limited Partnership of Quest Midstream Partners, L.P.

Exhibit 10.8 Amended and Restated Limited Liabiity Company Agreement of Quest Midstream GP, LLC.

Exhibit 10.9 Waiver and Amendment No. 2 dated as of December 22, 2006 by and among Quest Cherokee, LLC and Quest Resource Corporation, as borrowers, the financial institutions from time to time parties thereto and Guggenheim Corporate Funding, LLC, as administrative agent under that certain Amended and Restated Senior Credit Agreement dated as of February 7, 2006 by and among Quest Cherokee, LLC and Quest Resource Corporation, the financial institutions from time to time parties thereto and Guggenheim Corporate Funding, LLC, as administrative agent (the "Senior Credit Agreement").

Exhibit 10.10 Waiver and Amendment No. 1 dated as of December 22, 2006 by and among Quest Cherokee, LLC and Quest Resource Corporation, as borrowers, the financial institutions from time to time parties thereto and Guggenheim Corporate Funding, LLC, as administrative agent under that certain Amended and Restated Second Lien Term Loan Agreement dated as of June 9, 2006 by and among Quest Cherokee, LLC and Quest Resource Corporation, the financial institutions from time to time parties thereto and Guggenheim Corporate Funding, LLC, as administrative agent (the "Second Lien Term Loan").

Exhibit 10.11 Waiver and Amendment No. 1 dated as of December 22, 2006 by and among Quest Cherokee, LLC and Quest Resource Corporation, as borrowers, the financial institutions from time to time parties thereto and Guggenheim Corporate Funding, LLC, as administrative agent under that certain Third Lien Term Loan Agreement dated as of June 9, 2006, by and among Quest Cherokee, LLC and Quest Resource Corporation, the financial institutions from time to time parties thereto and Guggenheim Corporate Funding, LLC, as administrative agent (the "Third Lien Term Loan").

Exhibit 10.12 Second Amended and Restated Security Agreement dated as of December 22, 2006 made by Quest Cherokee, LLC and Quest Resource Corporation and the Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a Joinder Agreement in favor of Guggenheim Corporate Funding, LLC, in its capacity as Administrative Agent for the benefit of the Secured Parties under the Senior Credit Agreement.

Exhibit 10.13 Second Amended and Restated Security Agreement dated as of December 22, 2006 made by Quest Cherokee, LLC and Quest Resource Corporation and the Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a Joinder Agreement in favor of Guggenheim Corporate Funding, LLC, in its capacity as Administrative Agent for the benefit of the Secured Parties under the Second Lien Term Loan.

Exhibit 10.14 Amended and Restated Security Agreement dated as of December 22, 2006 made by Quest Cherokee, LLC and Quest Resource Corporation and the Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a Joinder Agreement in favor of Guggenheim Corporate Funding, LLC, in its capacity as Administrative Agent for the benefit of the Secured Parties for the Third Lien Term Loan.

Exhibit 10.15 Amended and Restated Guaranty dated as of December 22, 2006, by each of J-W Gas Gathering, L.L.C., Ponderosa Gas Pipeline Company, LLC, Producers Service, LLC, Quest Cherokee Oilfield Service, LLC, Quest Energy Service, LLC, Quest Oil & Gas, LLC, and STP Cherokee, LLC, in favor of Guggenheim Corporate Funding, LLC, as administrative agent for the benefit of the secured parties under the Amended and Restated Security Agreement for the Senior Credit Agreement filed as Exhibit 10.12 to this Form 10-K.

Exhibit 10.16 Amended and Restated Guaranty dated as of December 22, 2006, by each of J-W Gas Gathering, L.L.C., Ponderosa Gas Pipeline Company, LLC, Producers Service, LLC, Quest Cherokee Oilfield Service, LLC, Quest Energy Service, LLC, Quest Oil & Gas, LLC, and STP Cherokee, LLC, in favor of Guggenheim Corporate Funding, LLC, as administrative agent for the benefit of the secured parties under the Second Amended and Restated Security Agreement for the Second Lien Term Loan filed as Exhibit 10.13 to this Form 10-K.

Exhibit 10.17 Amended and Restated Guaranty dated as of December 22, 2006, by each of J-W Gas Gathering, L.L.C., Ponderosa Gas Pipeline Company, LLC, Producers Service, LLC, Quest Cherokee Oilfield Service, LLC, Quest Energy Service, LLC, Quest Oil & Gas, LLC, and STP Cherokee, LLC, in favor of Guggenheim Corporate Funding, LLC, as administrative agent for the benefit of the secured parties under the Amended and Restated Security Agreement for the Third Lien Term Loan filed as Exhibit 10.14 to this Form 10-K.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    QUEST RESOURCE CORPORATION


                                    By: /s/ Jerry D. Cash
                                        --------------------------------------
                                    Jerry D. Cash
                                    Chief Executive Officer

Date:  December 29, 2006